As filed with the Securities and Exchange Commission
                            on October 11, 2002
                             File No. 000-27727





                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                              GENE-CELL, INC.
--------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)



          NEVADA                                            91-1766174
-------------------------------                         -------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)


        JAMES WILLIAMS, BRENT FOUCH, KERRY HEAD AND ROBERT A. BUCETA
--------------------------------------------------------------------------
                          (Full title of the plan)


   Pacific Corporate Services, 5844 South Pecos Road, Las Vegas, NV 89120
--------------------------------------------------------------------------
                  (Name and Address of Agent for Service)


                               (702) 450-3700
                              ---------------
        (Telephone number including area code, of agent for service)






                                                                          2

                      CALCULATION OF REGISTRATION FEE

                                           Proposed      Proposed
                                           Maximum       Maximum
Title of Securities           Amount of    Offering      Aggregate     Amount
Securities to be              Shares to be Price Per     Offering      of Reg.
Registered                    Registered   Share         Price         Fee (2)
------------------------------------------------------------------------------------
$0.001 par value              425,000      $0.63(1)      $267,750.OO   $66.94
Common Stock

Totals                        425,000      $0.63         $267,750.OO   $66.94
------------------------------------------------------------------------------------

Total No. of pages: 40.

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 as amended. The calculation of the registration fee is based upon a per share price of $0.63 which was the average of the high ($0.75) and low ($0.51) sales prices of the Registrant's common stock on September 30, 2002 as reported on the Over-the-Counter Electronic Bulletin Board.
































(This space is intentionally left blank)





                                                                          3
                                 PROSPECTUS

                              GENE-CELL, INC.
                             3107 Colony Plaza
                          Newport Beach, CA 92660
                               (949) 706-7759

                     (425,000 SHARES OF COMMON STOCK)



     This Prospectus relates to the offer and sale by GENE-CELL, INC., ("GCLE"), a Nevada corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) to certain consultants of the Company (the "Consultants) pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Consultants 425,000 shares of the Common Stock in consideration for services rendered and to be rendered under the agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale.
None of the shares registered hereunder are being sold to anyone who is an affiliate of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If any Consultant who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I(b) of the Exchange Act (See General Information --- Restrictions on Resale).

The Common Stock is presently listed and trading under the symbol GCLE on the OTCBB.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




             The date of this Prospectus is September 30, 2002










                                                                          4

     This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: GENE-CELL, INC.., 3107 Colony Plaza, Newport Beach, CA, 92660, Telephone (949) 706-7759.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies my be obtained at the prescribed rates. In addition the Common Stock is presently quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD) in the near future. Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.C. Washington DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.




                                                                          5



                             TABLE OF CONTENTS


PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS                      7

ITEM 1. PLAN GENERAL INFORMATION                                          7
The Company                                                               7
Purpose                                                                   7
Common Stock                                                              7
The Consultants                                                           7
No Restrictions on Transfer                                               7
Tax Treatment to the Consultants                                          7
Tax Treatment to the Company                                              8
Restrictions on Resales                                                   8

DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL INFORMATION              8

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION


Legal Opinion and Experts                                                 9
Indemnification of Officers and Directors                                 9

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                        9

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE                          9

ITEM 4.  DESCRIPTION OF SECURITIES                                        9

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL                           9

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                       10

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED                             12

ITEM 8.  EXHIBITS                                                        12

ITEM 9.  UNDERTAKINGS                                                    13

EXHIBIT INDEX                                                            16




                                                                          6

                                   PART 1

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     PLAN INFORMATION

GENERAL INFORMATION

THE COMPANY

     The Company has its principal offices at 3107 Colony Plaza, Newport Beach, CA, 92660, telephone (949) 706-7759.

PURPOSES

     The Common Stock will be issued by the Company pursuant to an agreement entered into between each Consultant and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's business growth efforts thereby advancing the interests of the Company, and all of its shareholders. A copy of each agreement has been filed as an exhibit to this Registration Statement.

COMMON STOCK

     The Board has authorized the issuance of up to 425,000 shares of the Common stock to the Consultants upon effectiveness of this Registration Statement.

THE CONSULTANTS

     The Consultants have agreed to provide their expertise and advice to the Company on a non-exclusive basis for the purpose of assisting the Company in matters of business development, business strategy and corporate image.

NO RESTRICTIONS ON TRANSFER

     The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

TAX TREATMENT OF THE CONSULTANTS

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultants receives shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultants are urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate",
Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.
                                                                          7

TAX TREATMENT TO THE COMPANY

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

RESTRICTIONS OF RESALES

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

     The Company hereby incorporates by reference (i) its initial report of Form 10-SB filed pursuant to Section 12(g) of the Exchange Act, (ii) any and all Forms 10-Q (10-QSB) filed under the Securities or Exchange Act subsequent to any filed form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 4, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: GENE-CELL, INC.., 3107 Colony Plaza, Newport Beach, CA, 92660, telephone (949) 706-7759.

                                                                          8

LEGAL OPINIONS AND EXPERTS

     Warren J. Soloski has rendered an opinion on the validity of the securities being registered. Mr. Soloski is not an "affiliate" of the Company and does not have any interest in the registrant.

     The financial statements of GENE-CELL, INC.., incorporated by reference in the Company's Annual Report (Form 10-KSB) for the period ended December 31, 2001, dated April 8, 2002 have been audited by Ham, Langston & Brezina, LLP, Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          (a) Registrant's latest Annual Report to Shareholders on Form 10K for the fiscal years ended December 31, 2001, filed on April 8, 2002, which contain audited financial statements for the most recent fiscal year for which statements have been filed;
          (b) All other reports filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and
          (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

ITEM 4.   DESCRIPTION OF SECURITIES

     No description of the class of securities (i.e., the $.001 par value Common Stock ) is required under this item because the common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Mr. Soloski, whose firm is rendering the legal opinion for this registration, will not benefit from the registration of shares under the terms of the consulting agreement.

                                                                          9

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statues, charter provisions, bylaws, contracts or other arrangements under which the controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     The registrants Articles of Incorporation limit liability to its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

          (a) Section 78.7502 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party toto any threatened. pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceedings if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent, does not, of itself create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses , including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or manner as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

                                                                         10

          4. Any indemnification under subsection 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a)  By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceedings;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceedings so orders, by independent legal counsel, in a written opinion; or

               (d) If a quorum consisting of the directors who were not parties to the act, suit or proceeding cannot be obtained by independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of offices and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final determination of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to the advancement of expenses to which corporate personnel other than directors of officers may be entitled under any contract or otherwise by law.

          6. The indemnification or advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses might be entitled under the certificate of articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a finial adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


                                                                         11

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.   EXHIBITS

     (a) The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:


Exhibit No.    Title
-----------    -----

 4.            Not Applicable

 5. Opinion of Warren J. Soloski regarding the legality of the securities registered.

10.1           Consulting Agreement with James Williams.

10.2           Consulting Agreement with Brent Fouch.

10.3           Consulting Agreement with Kerry Head.

10.4           Consulting Agreement with Robert A. Buceta.

15.            Not Required

23.1 Consent of Warren J. Soloski, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2           Consent of Ham, Langston & Brezina, LLP, Certified Public
               Accountants.

Item 9.   Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                         12


     Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                                         13

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Newport Beach, CA, on the26th day of August, 2002


                                     GENE-CELL, INC.
                                     (Registrant)

                                     By: /s/ Robert Gower
                                     -----------------------------------
                                     Robert Gower, Chairman of the Board,
                                     CEO, Director


















                                                                         14




                             POWER OF ATTORNEY
                             -----------------


     Each person whose individual signature appears below hereby authorizes Robert Gower and Brian Davis, or any of them as attorney's-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:


Signatures                    Title                         Date


/s/ Robert Gower              CEO, Chairman of the Board    October 2, 2002
    Robert Gower              Director

/s/ Dr. Brian Davis           President, Director           October 2, 2002
    Dr. Brian Davis

/s/ C. Brian Gower            Secretary, Treasurer          October 2, 2002
    C. Brian Gower            Director







                                                                         15



                      FORM S-8 REGISTRATION STATEMENT

                               EXHIBIT INDEX

     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement        Descriptions                               Numbered Page
___________________________________________________________________________

 5.              Opinion of Counsel                                      17

10.1             Consulting Agreement with James Williams                19

10.2             Consulting Agreement with Brent Fouch                   24

10.3             Consulting Agreement with Kerry Head                    29

10.4             Consulting Agreement with Robert A. Buceta              34

23.1             Consent of Warren J. Soloski                            39

23.2             Consent of Ham, Langston, & Brezina, LLP, Certified
                 Public Accountants                                      40











                                                                         16